EXHIBIT 99.1

Patents Owned or Licensed by MedImmune, Inc.

Product/ Project	US Patent No.	Subject Matter
E. coli	6,500,434	Chaperone and Adhesin Proteins: Vaccines, Diagnostic and Methods for Treating Infections
	6,737,063	FimH adhesin proteins and methods of use
	6,913,750	Therapeutic Compounds Structurally Linked to Bacterial Polypeptides
Vitaxin	5,753,230	Use of antibodies anti-v3 antibodies to inhibit angiogenesis in tumors and inflamed tissue
	6,531,580	Anti-αvβ3 recombinant human antibodies, nucleic acids encoding same
	6,590,079	Anti-αvβ3 recombinant human antibodies, nucleic acids encoding same
	6,596,850	Anti-αvβ3 recombinant human antibodies, nucleic acids encoding same
	6,887,473	Methods and Compositions Useful for Inhibition of Angiogenesis
MEDI-507	5,730,979	Anti-CD2 antibodies and their use in treating T-cell mediated immune responses
	5,817,311	Use of anti-CD2 antibodies in treating T-cell mediated immune responses
	5,951,983	Anti-CD2 antibodies and their use in treating T-cell mediated immune responses
	6,849,258	LO-CD2a Antibody and Uses Thereof for Inhibiting T Cell Activation and Proliferation
EphB4	6,579,683	Artery- And Vein-Specific Proteins and Uses Thereof
	6,864,227	Artery- And Vein-Specific Proteins and Uses Thereof
	6,887,674	Artery- And Vein-Specific Proteins and Uses Thereof
	6,916,625	Artery- And Vein-Specific Proteins and Uses Thereof
	6,927,203	Treatment of Metastatic Disease
B cell markers	5,484,892	Monoclonal Antibodies that Block Ligand Binding to the CD22 Receptor in Mature B Cells
	5,831,142	Regulatory Elements Controlling Tissue-Specific Gene Expression
STAPH	5,571,511	Broadly Reactive Opsonic Antibodies that React with Common Staphylococcal Infections
	5,955,074	Directed Human Immune Globulin for the Prevention and Treatment of Staphylococcal Infections
	6,610,293	Opsonic and Protective Monoclonal and Chimeric Antibodies Specific for Lipoteichoic Acid of Gram Positive Bacteria
	6,632,432	Directed Human Immune Globulin for the Prevention and Treatment of Staphylococcal Infections
	6,939,543	Opsonic and Protective Monoclonal and Chimeric Antibodies Specific for Lipoteichoic Acid of Gram Positive Bacteria
HPV	6,153,201	Oral Immunization with Papillomavirus Virus Like Particles
	6,165,471	HPV capsomeres with reduced assembly capacity
	6,261,765	Disassembly/reassembly of Papillomavirus Virus Like Particles
	6,416,945	Disassembly/reassembly of Papillomavirus Virus Like Particles
	6,908,613	Chimeric Human Papillomavirus (HPV) L1 Molecules and Uses Thereof
	6,962,777	In Vitro Method for Disassembly/Reassembly of Papillomavirus Virus-Like Particles (VLPs), Homogenous Capsomer...
RSV	4,800,078	Treatment of respiratory disease caused by RSV using human gamma globulin
	5,412,077	Effective Antibody Titers Against Respiratory Viruses

	5,582,827	Immunoglobulin from plasma for treatment of RSV
	5,824,307	Synagis & other anti-RSV antibodies and their use in treating or preventing RSV infection
	6,565,849	Methods of Enhancing Activity of Vaccines and Vaccine Compositions
	6,818,216	Methods of administering/dosing anti-RSV antibodies for prophylaxis and treatment
	6,855,493	Methods of Administration/Dosing Anti-RSV Antibodies for Prophylaxis and Treatment
	6,955,717	Crystals and Structure of Synagis Fab
Strep	5,736,367	Vectors and Prokaryotes which Autocatalytically Delete Resistance
	5,798,243	Bacterial Peptide Methionine Sulfoxide Reductase an Adhesion Associated Protein, and Antibiotic Therapies
	5,834,278	DNA encoding pneumococcal MsrA
	5,928,900	Pad1 protein
	5,981,229	DNA encoding Exp1 and PlpA proteins
	6,245,335	Streptococcal choline binding proteins
	6,420,135	Streptococcus pneumoniae polynucleotides and sequences
	6,503,511	Derivatives of Choline Binding Proteins for Vaccines
	6,582,706	Streptococcus Pneumoniae Protein and Immunogenic Fragments for Vaccine
	6,689,369	Immunogenic pneumococcal protein and vaccine compositions thereof
	6,784,164	Choline binding proteins for anti-pneumococcal vaccines
	6,833,356	Pneumococcal protein homologs and fragments for vaccines
IL-9	5,116,951	IL-9 receptor protein
	5,132,109	Method for enhancing IgG production using IL-9 and IL-4
	5,157,112	Antibodies which specifically bind mammalian T cell growth factor P40
	5,164,317	Method for enhancing proliferation of mast cells using IL-9
	5,180,678	Methods of detecting IL-9
	5,208,218	Mammalian T cell growth factor P40 protein
	5,246,701	Method to inhibit IgE production using anti-IL-9 antibodies or other IL-9 inhibitors
	5,414,071	Human IL-9 protein
	5,580,753	DNA molecules encoding IL-9 and their use for recombinant production
	5,587,302	Nucleic acid molecules encoding mammalian T cell growth factor P40
	5,734,037	Nucleic acid molecules that hybridize to DNA encoding IL-9
	5,750,377	Methods for production of mammalian T cell growth factor P40
	5,789,237	Nucleic acid molecules that hybridize to DNAs encoding human and murine IL-9 receptors
	5,962,269	Processes and hybridomas for producing anti-IL-9 receptor antibodies
	6,037,149	DNA and RNA molecules that encode Met-IL-9 and their use for recombinant production
	6,261,559	Treating asthmatic symptoms using anti-IL-9 antibodies
	6,602,850	Method of treating asthma using soluble IL-9 receptor variants
	6,645,492	Asthma associated factors as targets for treating atopic allergies including asthma and related disorders
Ethyol	5,292,497	Improving toxicity profiles in chemotherapy
	5,424,471	Process for preparing crystalline forms
	5,591,731	Dosage forms of crystalline amifostine
	5,824,664	Agents and methods for inhibiting HIV viral and protein expression using compounds that belong to a family which contains amifostine

	5,846,958	Methods of stimulating hematopoietic progenitor cells using a compound that belong to a family which contains amifostine
	5,906,984	Methods of stimulating hematopoietic progenitor cells using specific compounds, which include amifostine
5,994,409

Methods of treating toxicities associated with chemotherapy, a method of treating a nephrodisorder, and a method of treating xerostomia, all of which use a compound that belongs to a family which contains amifostine

	6,051,563	Subcutaneous administration, method of protecting against toxicities associated with ionizing radiation
6,127,351

Methods of treating or protecting against toxicities associated with chemotherapy using a specific dosing regime, a method of stimulating bone marrow growth, and a method of treating myelodysplastic syndrome, all of which use a compound that belongs to a family which contains amifostine

6,218,377

Methods of treating or protecting against toxicities associated with specific chemotherapy agents, and a method of protecting normal tissue in cancer patients, both of which use a compound that belongs to a family which contains amifostine

	6,239,119	Methods of treating damaged or infected mucosal tissue using a compounds that belongs to a family which contains amifostine
	6,384,259	Stable Amorphous Amifostine Composition and Methods for the Preparation and Use of the Same
	6,407,278	Stable Amorphous Amifostine Composition and Methods for the Preparation and Use of the Same
	6,489,312	Novel Pharmaceutical Formulations Comprising Aminoalkyl Phosphorothioates
	6,586,476	Methods for Treatment of Neuro and Nephro Disorders and Therapeutic Toxicities Using Aminothiol Compounds
	6,573,253	Methods of the Administration of Amifostine and Related Compounds
	6,753,323	Topical administration of Amifostine and Related Compounds
	6,841,545	Stable Amorphous Amifostine Compositions and Methods for the Preparation of Same
NeuTrexin	4,677,219	Substituted Benzonitriles
	4,694,007	Use of Trimetrexate as Antiparasitic Agent
	4,853,221	Method for treating non-small cell lung cancer, head and neck cancers and breast cancer
	5,160,727	Tumor Cell Sensitization Method
	5,716,960	Cystalline glucuronate hydrate salt
	6,017,921	Crystalline glucuronate salt
	6,017,922	Thermally stable crystalline non-salts
	6,258,821	Trimetrexate ascorbate and compositions comprising trimetrexate and ascorbic acid
	6,258,952	Methods of producing monohydrate
	6,576,635	Novel Compositions Comprising Trimetrexate
PALA	5,491,135	Methods of treating a viral infections (e.g., hepatitis B and C and secondary to HIV 1)
Platinum	4,895,935	Platinum Pharmaceuticals
	4,895,936	Platinum Pharmaceuticals
	4,957,481	Photodynamic therapeutic technique
CMV	5,721,354	Human CMV sequences and attenuated viruses
	5,925,751	Human CMV sequences and attenuated viruses
	6,040,170	Human CMV sequences and attenuated viruses

	6,291,236	Human CMV sequences and attenuated viruses
	6,635,477	Human CMV sequences and attenuated viruses
EBV	5,824,508	Non-splicing variants of EBV gp350 protein and gene
	6,054,130	Non-splicing variants of EBV gp350 protein and gene
	6,458,364	Non-Splicing Variants of GP350/220
	6,692,749	Non-Splicing Variants of GP350/220
Influenza	5,690,937	Temperature sensitive mutants of influenza
	6,090,391	Recombinant tryptophan mutants of influenza PB2 gene
	6,322,967	Recombinant tryptophan mutants of influenza PB2 gene
	6,528,064	Recombinant tryptophan mutants of influenza
	6,544,785	Helper-Free Rescue of Recombinant Negative Strand RNA Virus
	6,649,372	Helper-Free Rescue of Recombinant Negative Strand RNA Virus
	6,843,996	Immunogenic Composition Comprising an Influenza Virus with a Temperature Sensitive PB2 Mutation
	6,887,699	Recombinant Negative Strand RNA Virus Expression Systems and Vaccines

	6,951,754	DNA Transfection System for the Generation of Infectious Influenza Virus
	6,974,686	Novel Recombinant Tryptophan Mutant of Influenza
HSV	4,769,331	Recombinant herpes simplex cloning methods and materials
	4,859,587	Recombinant herpes simplex vectors and vaccines
	5,288,641	Herpes simplex as a vector
	5,328,688	Recombinant herpes simplex with 34.5 gene knockout
	5,599,691	Herpes simplex as a vector
	5,641,651	Synthetic HSV promoters and uses
	5,714,153	Recombinant herpes simplex vaccines and vectors
	5,922,328	Gamma 34.5 mutants of herpes simplex viruses
	6,071,692	Herpes simplex as a gene expression vector and vaccine
	6,120,773	Gamma 34.5 gene modification of herpes simplex viruses
Antibody Engineering	6,962,701	Methods of Priming the Immunogenic Activity of Vaccines Useful for Eliciting a Protective Immune Response
Negative Stranded RNA Viruses	5,166,057	Recombinant negative strand RNA viruses
	5,578,473	Recombinant negative strand RNA viruses
	5,786,199	Recombinant negative strand RNA viruses and vaccines
	5,820,871	Recombinant negative strand RNA viruses – bicistronic
	5,840,520	Recombinant negative strand RNA virus expression systems
	5,854,037	Recombinant negative strand RNA viruses
	6,001,634	Recombinant negative strand RNA viruses
	6,022,726	Attenuated negative strand RNA viruses and methods
	6,316,243	Recombinant attenuated double strand RNA viruses
	6,764,685	Recombinant parainfluenza virus expression systems and vaccines
	6,811,784	Recombinant parainfluenza virus expression systems and vaccines
	6,887,699	Recombinant Negative Strand RNA Virus Expression Systems and Vaccines
VZV	6,087,170	VZV gene and mutant VZV viruses
	6,713,296	VZV gene, mutant VZV and immunogenic compositions
HMGB1	6,303,321	Antagonists of HMG1 for treating inflammatory conditions
	6,448,223	Antagonists of HMG1 for treating inflammatory conditions
	6,468,533	Antagonists of HMG1 for treating inflammatory conditions

IFNα IFNR1	5,731,169	cDNA fragment coding the alpha interferon receptor gene and process for the preparation of a corresponding protein
	5,861,258	Use of the alpha interferon receptor and cells which express the receptor, for identification of alpha interferon agonists
	5,886,153	Antibodies directed against the alpha interferon receptor
	5,889,151	Purified human alpha interferon receptor
	5,919,453	Monoclonal antibodies against the interferon receptor, with neutralizing activity against type I interferon
	6,475,983	Water-soluble polypeptides having a high affinity for alpha and beta interferons
	6,787,634	Isolated peptide or polypeptide of the extracellular portion of the human interferon receptor (IFN-R)